UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2021

Hospitality Investors Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55394	80-0943668
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Park Avenue Tower, 65 East 55th Street, Suite 801 New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (571) 529-6390

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry Into Material Definitive Agreement.

Entry Into DIP Facility and First Draw Thereunder

As previously disclosed, on May 19, 2021 (the “Petition Date”), Hospitality Investors Trust, Inc. (“HIT”) and its operating partnership, Hospitality Investors Trust Operating Partnership, L.P. (the “OP” and, together with HIT, the “Debtors”), filed voluntary petitions (collectively, the “Chapter 11 Cases”) under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Chapter 11 Cases are being jointly administered under the caption In re: Hospitality Investors Trust, Inc., et al. Additional information about the Chapter 11 Cases is available at the Debtors’ restructuring website at http://dm.epiq11.com/HospitalityInvestorsTrust.

On May 21, 2021, the Bankruptcy Court entered an order (the “Interim Order”) granting interim approval of the Debtors’ entry into a super-priority senior secured debtor-in-possession term loan agreement (the “DIP Facility”) with Brookfield Strategic Real Estate Partners II Hospitality REIT II LLC (the “Brookfield Investor”), as lender, and Trimont Real Estate Advisors, LLC as administrative agent and collateral agent. The Interim Order and the DIP Facility are in substantially the form contemplated by the previously disclosed restructuring support agreement entered into among the Debtors and the Brookfield Investor on May 19, 2021 (the “RSA”), which also contemplated the filing of the Chapter 11 Cases, the joint prepackaged Chapter 11 plan of reorganization filed by the Debtors with the Bankruptcy Court (the “Plan”) and the other principal terms of a proposed series of deleveraging or restructuring transactions of the Debtors (the “Restructuring Transactions”). Please see HIT’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 30, 2021, HIT’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC on May 14, 2021 and HIT’s Current Report on Form 8-K filed with the SEC on May 19, 2021 for further information about the RSA, the Restructuring Transactions and the material relationships between the Debtors, on the one hand, and the Brookfield Investor, on the other hand.

On May 25, 2021, the DIP Facility was executed and the Debtors borrowed $30.0 million thereunder. Subject to certain conditions, including that the Bankruptcy Court has entered an order granting final approval of the DIP Facility (the “Final Order”), the Debtors may borrow up to an additional $35.0 million under the DIP Facility.

Subject to the budget approved by the Bankruptcy Court pursuant to the Interim Order and any future budgets in accordance with the DIP Facility, amounts borrowed under the DIP Facility can be used by the Debtors to fund their current obligations during the pendency of the Chapter 11 Cases, including costs associated with the administration of the Chapter 11 Cases and up to $10.0 million to fund interest payments and other approved expenses of certain non-debtor subsidiaries of the Debtors.

The DIP Facility is secured by all cash in the deposit and security accounts of the Debtors and other assets of the Debtors, but not the equity or assets of any of their subsidiaries (including non-debtor subsidiaries that serve as borrowers under the property-level mortgage loans).

Loans under the DIP Facility bear interest at a rate of 15% per annum, payable in kind on a monthly basis starting on May 28, 2021, and mature on the earliest of (i) the date the Plan becomes effective (the “Effective Date”), (ii) November 25, 2021, and (iii) the date of the occurrence of certain other events, as provided in the DIP Facility. Loans under the DIP Facility may be voluntarily prepaid in whole or in part and are subject to mandatory prepayments to the extent the Debtors receive proceeds from any asset sale, condemnation, sale of equity or incurrence of debt. Prepayments are generally subject to a make-whole premium.

The DIP Facility contains affirmative and negative covenants, representations and warranties, and events of default typical for a debtor-in-possession financing facility of this type. The affirmative covenants include the Debtors’ agreement to comply with certain milestones under the RSA: (i) the Final Order must be entered by the Bankruptcy Court, subject to Bankruptcy Court availability, no later than June 18, 2021, 30 calendar days after the Petition Date; (ii) the Bankruptcy Court must enter a confirmation order no later than June 23, 2021, 35 calendar days after the Petition Date, subject to extension based on the Bankruptcy Court’s calendar in completing the confirmation hearing; and (iii) the Effective Date must occur no later than ten calendar days after the confirmation order entered by the Bankruptcy Court becomes a final order. The Bankruptcy Court has scheduled a confirmation hearing for June 23, 2021, although there can be no assurance the Plan will be confirmed at this hearing, or at all.

The negative covenants include restrictions on the Debtors’ and their subsidiaries’ ability to, among other things, incur additional indebtedness, create liens, pay dividends or other distributions and repurchase stock, make investments, engage in mergers, consolidations, sales of assets and acquisitions, and enter into transactions with shareholders and affiliates, in each case subject to customary exceptions for debtor-in-possession financing facilities of this type. Termination events under the RSA and certain bankruptcy-related events are also events of default under the DIP Facility, including, but not limited to, the dismissal by the Bankruptcy Court of any of the Chapter 11 Cases, the conversion of any of the Chapter 11 Cases to a case under chapter 7 of title 11 of the United States Code, the appointment of a trustee pursuant to chapter 11 of title 11 of the United States Code, and certain other events related to the impairment of the Brookfield Investor’s rights as a lender or the liens granted under the DIP Facility.

The summary of the terms of the DIP Facility above does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the DIP Facility, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are forward-looking statements. In addition, HIT’s management may from time to time make oral forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “may,” “will,” “could,” “should,” “seek” or “intend” and similar expressions. Forward-looking statements reflect HIT’s current expectations and assumptions regarding HIT’s business, the economy and other future events and conditions and are based on currently available financial, economic, and competitive data and HIT’s current business plans. Actual results could vary materially depending on risks and uncertainties that may affect HIT’s operations, markets, services, prices and other factors as discussed in the Risk Factors section of HIT’s other filings with the SEC. While HIT believes its assumptions are reasonable, HIT cautions against relying on any forward-looking statements as it is very difficult to predict the impact of known factors, and it is impossible for HIT to anticipate all factors that could affect HIT’s actual results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, HIT’s ability to confirm and consummate the Plan as contemplated by the RSA, which is not assured; risks attendant to the bankruptcy process, including HIT’s ability to obtain court approvals with respect to motions filed in the Chapter 11 Cases, the outcomes of court rulings and the Chapter 11 Cases in general and the length of time that HIT may be required to operate in bankruptcy, which limits HIT’s operational flexibility and can adversely impact HIT’s relationships with its property managers, franchisors and other third parties necessary to the success and growth of HIT’s business; the effectiveness of the overall restructuring activities pursuant to the RSA and the Chapter 11 Cases and any additional strategies that HIT may employ to address its liquidity and capital needs; the actions and decisions of creditors, regulators and other third parties that have an interest in the Chapter 11 Cases, which may interfere with HIT’s ability to confirm and consummate the Plan; restrictions due to the terms of the DIP Facility or any other debtor-in-possession credit facility that HIT enters into in connection with the Chapter 11 Cases, or the terms of the exit facility contemplated by the Plan or any similar facility HIT enters into following the Effective Date, and restrictions imposed by the applicable courts; HIT’s ability to achieve operating results that will allow for further reductions of HIT’s indebtedness; the potential value of the contingent value rights that holders of HIT’s common stock would receive on the Effective Date pursuant to the Plan is speculative, and these contingent value rights may ultimately have no or minimal value; even if the Plan is consummated and becomes effective, and during the pendency of the Chapter 11 Cases, HIT will remain subject to continued impacts of the coronavirus pandemic, decreases in travel and economic activity, and other changes that could result in lower demand for HIT’s hotel rooms and increasing expenses, as well as potential difficulties obtaining any additional capital HIT may need to fund its on-going operations and achieve its strategic goals; the other factors described in HIT’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 30, 2021, HIT’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC on May 14, 2021, and all other filings HIT makes with the SEC after that date. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. The forward-looking statements speak only as of the date on which they are made. Factors or events that could cause HIT’s actual results to differ may emerge from time to time. HIT undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Super Priority Senior Secured Debtor-In-Possession Term Loan Agreement, dated as of May 25, 2021, by and among Hospitality Investors Trust, Inc., Hospitality Investors Trust Operating Partnership, L.P., as borrowers, Brookfield Strategic Real Estate Partners II Hospitality REIT II LLC, the other lenders party thereto from time to time, and Trimont Real Estate Advisors, LLC, as administrative agent and collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2021	HOSPITALITY INVESTORS TRUST, INC.

	By:	/s/ Jonathan P. Mehlman
Jonathan P. Mehlman
Chief Executive Officer and President

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